                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated October 23, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Cohen & Steers REIT Portfolio Series 2001-4 (Registration Statement No. 333-68780), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Grant Thornton LLP
------------------
Grant Thornton LLP
Chicago, Illinois
October 23, 2001